8-K 1 a8-krestatement.htm 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 6, 2024

GATOS SILVER, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39649 (Commission File Number)	27-2654848 (I.R.S. Employer Identification No.)

925 W Georgia Street, Suite 910 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 3L2 (Zip Code)

Registrant’s telephone number, including area code: (604) 424-0984

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.	Results of Operations and Financial Condition.

On May 6, 2024, Gatos Silver, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information included in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The terms “we,” “us” and similar or derivative terms in this Current Report on Form 8-K refer to Gatos Silver, Inc. and its consolidated subsidiaries, except where the context otherwise requires.

Restatement of Previously Issued Interim and Annual Financial Statements.

On May 2, 2024, the Audit Committee of our Board of Directors (the “Audit Committee”), after considering and concurring with the recommendation of management, concluded that it was necessary to restate the Company’s interim financial statements for the three and nine months ended September 30, 2023, and the Company’s annual financial statements for the year ended December 31, 2023 (collectively the “Affected Financial Statements”) arising from the treatment of capital distributions received from the Los Gatos Joint Venture (“LGJV”) in those periods. Based on management's judgement, the Company considered the declaration of capital distributions to be the nature of the activity that generated the cash flow and, therefore, classified the capital distributions as cash provided by investing activities on the Company’s Consolidated Statements of Cash Flows. On further analysis it was determined that management should have considered the underlying source of the cash flow at the LGJV that generated the funds for the capital distributions, being the LGJV’s operations, when determining its classification on the Company's Consolidated Statements of Cash Flows. It was, therefore, determined that the capital distributions received previously classified as cash flows provided by investing activities should have been classified as cash flows provided by operating activities in the Affected Financial Statements.

The reclassifications do not impact either of (i) the Company’s Consolidated Balance Sheets, Consolidated Statements of Income (loss) and Comprehensive Income and Consolidated Statements of Stockholders’ Equity, and cash and cash equivalent balances as of and for the year ended December 31, 2023 or (ii) the Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Income (loss) and Comprehensive Income and Condensed Consolidated Statements of Stockholders’ Equity, and cash and cash equivalent balances as of and for the three and nine months ended September 30, 2023. The reclassifications have no effect on our business operations, cash balances or liquidity or the financial statements of the Los Gatos Joint Venture.

The effect of these reclassifications in the Company’s Consolidated Statement of Cash Flows for the nine months ended September 30, 2023, and Consolidated Statement of Cash Flows for the year ended December 31, 2023, is as follows (in US$ thousands):

	Nine Months Ended September 30, 2023			Year Ended December 31, 2023
Statement of Cash Flows	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
Cash provided by operating activities	(9,535)	35,000	25,465	(12,020)	59,500	47,480
Cash provided by investing activities	35,000	(35,000)	—	59,500	(59,500)	—
Cash used in financing activities	(9,000)	—	(9,000)	(9,000)	—	(9,000)
Total cash and cash equivalents at the end of period	33,469	—	33,469	55,484	—	55,484

Accordingly, the Affected Financial Statements should no longer be relied upon. We filed on May 6, 2024, an amended Quarterly Report on Form 10-Q/A for the three and nine months ended September 30, 2023, and an amended Annual Report on Form 10-K/A for the year ended December 31, 2023 which restate the Consolidated Statements of Cash Flows to correct the misclassification and revise certain related information, including management’s discussion and analysis and the discussion of our internal controls and procedures.

Our management and Audit Committee discussed the matters relating to the matter disclosed in this Item 4.02 with Ernst & Young LLP, our independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: May 6, 2024	By:	/s/ Dale Andres
Dale Andres
Chief Executive Officer